EX.99.906CERT
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Jacob Funds Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Jacob Funds Inc. for the period ended February 28, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Jacob Funds Inc. for the stated period.

/s/ Ryan Jacob		/s/ Francis Alexander

Ryan Jacob		Francis Alexander
President, Jacob Funds Inc.		Treasurer, Jacob Funds Inc.

Dated:	May 6, 2010	Dated: May 10, 2010

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Jacob Funds Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.